Fiduciary Management Associates, LLC
Code of Ethics
Revised: 01/01/06

                      FIDUCIARY MANAGEMENT ASSOCIATES, LLC
                         55 W. MONROE STREET, SUITE 2550
                             CHICAGO, ILLINOIS 60661

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

                                                                            Page

Introduction:      Covered Employees/Purpose of the Code..................... 2

Section 1:         Standards of Conduct and Compliance with Laws............. 3

Section 2:         Protection of Material Nonpublic Information.............. 6

Section 3:         Personal Securities Trading............................... 9

Section 4:         Reporting Requirements.................................... 11

Section 5:         Gifts and Entertainment................................... 15

Section 6:         Sponsorships and Charitable Donations..................... 16

Section 7:         Service as a Director..................................... 17

Section 8:         Protecting the Confidentiality of Client Information...... 18

Section 9:         Review and Enforcement of the Code........................ 21

Section 10:        Recordkeeping............................................. 24

Section 11:        Miscellaneous............................................. 25

Appendix A:       Beneficial Ownership Regulatory Reference.................. 26


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Fiduciary Management Associates, LLC
Code of Ethics
Revised: 01/01/06
                      FIDUCIARY MANAGEMENT ASSOCIATES, LLC
                         55 W. Monroe Street, Suite 2550
                             Chicago, Illinois 60661

                                 CODE OF ETHICS

COVERED EMPLOYEES

Fiduciary Management Associates ("FMA") has adopted a code of ethics ("Code of Ethics" or the "Code") under Rule 204A and 204A-1 of the Investment Advisers Act of 1940 and under Rule 17j-1 of the Investment Company Act of 1940 with respect to persons deemed to be "Access Persons." Because of the nature of FMA's business, FMA considers ALL MANAGERS, EMPLOYEES, AND INTERNS ("EMPLOYEES") to be Access Persons. Therefore, the requirements of the Code of Ethics apply to ALL EMPLOYEES AT EVERY LEVEL.

PURPOSE OF THE CODE

The purposes of this Code are to deter wrongdoing and to promote:

     o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
     o Full, fair, accurate, timely and understandable disclosure in reports and documents that FMA files with the Securities and Exchange Commission, the FMA Small Company Fund (the "Fund") and in other public communications made by FMA;
     o   Compliance with applicable laws and governmental rules and regulations;
     o The prompt internal reporting of violations of this Code to (an) appropriate person(s) identified herein; and
     o   Accountability for adherence to this Code.

FMA has adopted the procedures set forth in its Code of Ethics to implement FMA's policy and to monitor compliance with the policy. FMA will communicate these procedures to employees through delivery of the Code of Ethics. The provisions of the Code are not all inclusive. If you have any questions regarding this Code of Ethics or your obligations under it, please direct them to the Chief Compliance Officer ("CCO"), Candice Melcher. If the CCO is unavailable and you need immediate assistance, please see one of the other members of the Compliance Committee: Kathryn Vorisek, David Meyer or Lloyd Spicer.

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Fiduciary Management Associates, LLC
Code of Ethics
Revised: 01/01/06

SECTION 1: STANDARDS OF CONDUCT AND COMPLIANCE WITH LAWS

FMA's reputation in the marketplace is one of its most valuable assets. Maintaining the trust of our Clients (including the Fund and all FMA separately managed accounts, whether or not discretionary), associates, regulators and the general public is the obligation of every employee. By adhering to high standards and conducting our business with integrity, we enhance our reputation and contribute to the growth of our business.

In an effort to uphold these standards, FMA has adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, to establish reporting requirements, and to create enforcement procedures. Of course, no code of conduct can replace the thoughtful behavior of an ethical employee, and FMA relies upon each individual to act with integrity, to use good judgment, and to act appropriately in any given situation. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

BASIC PRINCIPLES OF CONDUCT

In recognition of the trust and confidence placed in FMA by its Clients, and because FMA believes that its operations should benefit such Clients, FMA has adopted the following principles to be adhered to by its employees:

o You must place the interests of Clients first. FMA and its employees are subject to the following specific fiduciary obligations when dealing with
     Clients:

     - The duty to have a reasonable, independent basis for the investment advice provided;
     - The duty to obtain best execution for a client's transactions where FMA is in a position to direct brokerage transactions for the client;
     - The duty to ensure that investment advice is suitable to meeting the client's individual objectives, needs and circumstances; and
     -   A duty to be loyal to Clients.

In meeting its fiduciary responsibilities to its Clients, FMA expects every employee to demonstrate the highest standards of ethical conduct. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with FMA. FMA's reputation for fair and honest dealing with its Clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our Clients. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with FMA.

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Fiduciary Management Associates, LLC
Code of Ethics
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o    You are responsible for maintaining knowledge of and complying with the
     Code of Ethics and all applicable federal and state securities laws.

o You are required to notify the CCO of any personal conflict of interest that may involve a client, or the performance of your duties for FMA.

o You owe a personal duty to FMA to advance the firm's legitimate business interests, protect the firm's assets and ensure their efficient use, and to perform your duties in the best interests of our firm and our Clients. You may not use FMA property, information or position for personal gain.

o You must conduct all personal securities transactions in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

o You must treat all information concerning FMA and its Clients, including securities holdings and financial circumstances of Clients as confidential. You may not disclose the securities activities engaged in or contemplated for any client account managed by FMA. You may not disclose such information to anyone outside the firm or use it for your benefit.

o You may not engage in any act that is illegal, fraudulent, dishonest or unethical, including misrepresentations to Clients and prospects, misuse of material nonpublic information, falsifying or destroying firm records, or engaging in any manipulative or fraudulent practices with respect to any client, prospective client, or FMA.

o    You must notify the CCO immediately upon any of the following occurrences:

     - actual or threatened initiation against you of any INVESTIGATION OR PROCEEDING by any governmental agency or self-regulatory organization ("SRO") (NASD, NYSE, etc.) with jurisdiction over the securities industry;
     - actual or threatened initiation against you of any LITIGATION alleging violation of any securities law or regulation;
     - actual or threatened initiation against you of any PROCEEDING by a professional organization, SRO or governmental agency to suspend or revoke a license, certificate or membership required to engage in or certifying expertise in any business or profession;
     - actual or threatened initiation against you of any LITIGATION OR LEGAL (CRIMINAL OR CIVIL), administrative or arbitration proceeding which, if held against you, would reflect adversely on your integrity or could impair your ability to perform the duties of your position at FMA.

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Fiduciary Management Associates, LLC
Code of Ethics
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OBLIGATION TO REPORT VIOLATIONS OR MISCONDUCT

You must promptly report to the CCO all apparent violations of the Code of Ethics. Such reports will be held in strict confidence, subject only to FMA's requirements to document and report violations to the Fund Board of Directors (the "Board") or any governmental agency or SRO. FMA welcomes and appreciates the effort of employees who communicate violations or suspected violations of this Code, and will not tolerate any form of retaliation against individuals who in good faith report possible misconduct. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

CONFLICTS OF INTEREST

A "conflict of interest" occurs when an individual's private interest interferes in any way - or even appears to interfere - with FMA's interest as a whole or the interests of its Clients.

As a fiduciary to its Clients, FMA has an affirmative duty of care, honesty and good faith to act in the best interests of its Clients. You must try to avoid conflicts of interests and fully disclose to a client or prospect all material facts concerning any conflict which does arise.

In addition, you must notify the CCO with respect to any conflict of interest which you become aware of that might interfere with the objective performance of your duties, require disclosure, or harm the reputation of FMA, including, but not limited to: business or personal relationships with securities issuers, Clients, consultants, or prospective Clients, brokerage firms, and vendors and suppliers.

You may not buy from or sell to a client any securities or other property. You are also prohibited from co-investing with or otherwise sharing accounts with Clients, prospects or other outside service providers.

MARKETING AND PROMOTIONAL ACTIVITIES

All oral and written statements, including those made to Clients, prospective Clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way. You must take care not to misrepresent FMA's services, people or capabilities. You are responsible for ensuring that you do not misrepresent or allow yourself to be misrepresented to a client or prospective client as to your position at FMA, your qualifications, or areas of expertise.

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Fiduciary Management Associates, LLC
Code of Ethics
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SECTION 2: PROTECTION OF MATERIAL NONPUBLIC INFORMATION

Section 204A of the Investment Advisers Act requires investment advisers to establish, maintain and enforce policies and procedures designed to prevent the misuse of material, nonpublic information. FMA prohibits any employee from trading, either personally or on behalf of others, including client accounts managed by FMA, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct frequently is referred to as "insider trading." FMA's policy applies to every employee, and their immediate family members, and extends to activities within and outside their duties at FMA.

MISUSE CONSTITUTES FRAUD

Both federal and state securities laws make it unlawful for any person to trade or recommend trading in securities based on material and nonpublic, or "inside," information. Such misuse of inside information constitutes fraud, a term broadly defined under the securities laws.

Fraudulent misuse of inside information includes purchasing or selling securities based on such information for the account of FMA, an employee, a client or anyone else. Fraudulent misuse also includes disclosing such information to anyone or using it as a basis for recommending the purchase or sale of (including the writing of an option to purchase or sell) a security.

Insider Trading may expose you and FMA to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, you and FMA may be sued by investors or Clients seeking to recover damages.

WHAT IS "INSIDE INFORMATION?"

What constitutes "inside information" is broadly construed by the courts and regulatory authorities. There are two components to inside information: the information must be both "material" and "nonpublic."

Whether information is "nonpublic" rarely presents a difficult question--the information is public if it has been disseminated broadly to the marketplace through publication, such as a press release or a recommendation in a financial publication, or is available to the


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Fiduciary Management Associates, LLC
Code of Ethics
Revised: 01/01/06

marketplace generally through other sources, and sufficient time has passed so that the information has been disseminated widely.

Whether information is "material" is a much more difficult question. Generally speaking, information is material if it has "market significance" in the sense that it is likely to influence reasonable investors in determining whether to trade the securities to which the information relates. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to FMA's securities recommendations and client securities holdings and transactions.

Given the potentially severe consequences to FMA and its personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is "inside" information should contact the CCO for advice rather than relying on his or her own judgment or interpretation.

PROHIBITIONS AND RESTRICTIONS ON INSIDER TRADING

You may not, while in possession of inside information relevant to a security, purchase or sell, or recommend or direct the purchase or sale of that security for (i) any client portfolio, (ii) any account in which you have a beneficial interest, or (iii) anyone else's account.

You may not disclose material nonpublic information to any person outside FMA.

If you obtain inside information which is later disclosed to the general public, you must allow sufficient time to elapse before taking any action for your personal accounts or any client account on the basis of the information. Therefore, you may not trade in such securities until the information has been made public, and sufficient time has elapsed for it to become widely disseminated.

These prohibitions apply not only to the securities to which the inside information relates, but also to other securities (e.g., securities of an affiliate) that may reasonably be expected to be affected by the public disclosure of the inside information.

PREVENTION AND DETECTION OF INSIDER TRADING

To prevent insider trading, FMA will:

     o Require pre-clearance of all personal securities transactions as defined in Section 3 below.

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Fiduciary Management Associates, LLC
Code of Ethics
Revised: 01/01/06

     o Provide, on an ongoing basis, educational materials to familiarize employees with FMA's policies and procedures prohibiting insider trading and answer questions regarding insider trading;

     o Review on a regular basis and update as necessary the firm's policies and procedures regarding insider trading;

     o When it has been determined that an employee has material nonpublic information, (i) implement measures to prevent dissemination of such information, and (ii) if necessary, restrict employees from trading the securities of the issuer to which the information relates.

     o   Promptly address and resolve any compliance problems that arise.

To detect insider trading, FMA will:

     o Review quarterly securities transactions reports filed by each employee.

     o Review, at least quarterly, the trading activity of the firm's own accounts, as applicable.

RESTRICTED LISTS

Although FMA does not typically receive confidential information from companies, it may, if it receives such information take appropriate measures to establish restricted lists in certain securities.

If a security is placed on a restricted list, you are prohibited from personally, or on behalf of any account, purchasing or selling securities during any period they are listed. The CCO shall take steps to immediately inform all employees of the securities listed on any restricted list.

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Fiduciary Management Associates, LLC
Code of Ethics
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SECTION 3: PERSONAL SECURITIES TRADING

GENERAL POLICY

FMA has adopted the following principles governing personal investment activities by its employees:

o    The interests of client accounts will at all times be placed first;
o All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;
o    Employees must not take inappropriate advantage of their positions;and
o    Employees should refrain from excessive trading on company time.

SPECIFIC PROHIBITIONS AND RESTRICTIONS

o RESTRICTED LISTS. You may not purchase or sell, directly or indirectly, any "Security"(1), which to your knowledge at the time of such purchase or sale is held in the Fund. A complete list of Fund holdings is available on the APL system. However, if you purchase the Security prior to the Fund's purchase of that Security, you will not be required to sell it. All subsequent transactions in such Security will be subject to the provisions of this Code. In addition, you may not trade in securities that have been discussed in the media by FMA personnel within the last 10 days. The CCO will route a list of such securities in that event.

o BLACKOUT PERIOD. You may not buy or sell, directly or indirectly, any Security on a day during which any client has a pending "buy" or "sell" order in or has bought or sold that same Security.

o SHORT-TERM TRADING OF FMA SMALL COMPANY FUND SHARES.. You may not profit in the purchase and sale, or sale and purchase, of shares in the FMA Small Company Fund within 60 calendar days ("short-term trading"). Any profits realized on prohibited short-term trades will be required to be disgorged.

o IPOS AND SECONDARY OFFERINGS. You may not purchase Initial Public Offerings or Secondary Offerings.

o INSIDER TRADING. You are expressly prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. You are also prohibited from communicating material nonpublic information to others in violation of the law. See Section 2. above for more detail.
________________________________________________________________________________
(1) See SECTION 4 for a detailed definition of Securities.

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Fiduciary Management Associates, LLC
Code of Ethics
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PRE-CLEARANCE REQUIRED FOR ALL TRANSACTIONS IN SECURITIES(1).

You may purchase or sell a Security(1) only if: (i) the CCO approves such purchase or sale; (ii) the approved transaction is completed by the close of business ON THE DAY APPROVAL IS RECEIVED; and (iii) the CCO has not rescinded the approval prior to execution of the transaction. Post-approval is not permitted. In the absence of the CCO, any other member of the Compliance Committee may pre-clear transactions.

Pre-clearance must be obtained by completing, signing (type in signature) and e-mailing the appropriate pre-clearance form. All pre-clearance forms are required to be electronically filed. Copies of the forms are located in the S:\Compliance directory. Upon receipt, the CCO will return the form to you via email, either approving or denying the transaction(s).

Pre-clearance is required for:

o ALL TRANSACTIONS IN SECURITIES(1) REQUIRED TO BE REPORTED IN SECTION 4. BELOW, EXCEPT FOR INVOLUNTARY TRANSACTIONS such as stock splits, stock dividends, inheritances and other such transactions.

o SHARES IN A FUND ADVISED BY FMA: any purchase or sale of the FMA Small Company Fund (FMACX) shares;

o SHORT-TERM TRADING: sales within 60 days of purchase or purchases within 60 days of sale of same Securities(1);

o PRIVATE PLACEMENTS: directly or indirectly acquiring a beneficial interest in any Securities in a "limited offering" (an offering that is exempt from registration under the Securities Act of 1933);
________________________________________________________________________________
(1) See SECTION 4 for a detailed definition of Securities.

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Fiduciary Management Associates, LLC
Code of Ethics
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SECTION 4: REPORTING REQUIREMENTS

REQUIRED REPORTS

All required reports must be submitted via electronic filing. Report forms are available in the S:\Compliance directory. After completing the form, you must e-mail to the CCO by the end of the day on which the form is due. Your typed signature and transmittal of the form to the CCO will constitute your certification to any representations on the form.

DO NOT SUBMIT ANY PAPER FILINGS SUCH AS HARD COPY FORMS, CONFIRMS OR ACCOUNT STATEMENTS. The CCO may request additional documentation from time to time, including randomly selected or specifically targeted reports for audit, or on a continuous basis as deemed necessary in the CCO's discretion.

INITIAL HOLDINGS REPORT.

You must submit a listing of all Securities you "beneficially own"(2), as well as ALL of your Securities Accounts (accounts in which you have a Beneficial Interest that hold ANY securities, including non-reportable securities), as of a date no more than 45 days before you first became subject to this Code's reporting requirements. You must submit this list to the CCO WITHIN 10 DAYS of employment. You will also be required to acknowledge your receipt of the Code of Ethics. An Initial Holdings Report Form is available in the S:\Compliance directory.

ANNUAL HOLDINGS REPORT.

EACH YEAR, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your Securities Accounts as of calendar year end. You must submit your report to the CCO NO LATER THAN 30 DAYS AFTER THE END OF THE CALENDAR YEAR. An Annual Holdings Report Form is available in the S:\Compliance directory.

QUARTERLY TRANSACTION AND ACCOUNT REPORTS.

EACH QUARTER, you must report all of your Securities transactions effected, as well as any Securities Accounts you established, during the quarter. You must submit your report to the CCO NO LATER THAN 30 DAYS AFTER THE END OF EACH CALENDAR QUARTER. A Quarterly Personal Securities Transactions Report Form is available in the S:\Compliance directory.

If you had no reportable transactions and did not open any Securities Accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter by writing "none."

________________________________________________________________________________
(2) See definition of "Beneficial Ownership" at the end of this section.

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Fiduciary Management Associates, LLC
Code of Ethics
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(2) BENEFICIAL OWNERSHIP means he same as it does under Section 16 of the
Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should consider yourself the "beneficial owner" of any securities or account in which you have a direct or indirect economic or financial interest. If you are a signatory or co-owner on an account, you have a beneficial interest in the account. More specifically, you should consider yourself the beneficial owner of securities or accounts held by any member of your immediate family who shares your home, or other persons by reason of any contract, arrangement, partnership or shareholder interest, understanding or relationship that provides you with sole or shared voting or investment power. The term "immediate family" includes any child, stepchild , grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law, and adoptive relationships.

If you are named a trustee or a beneficiary of any account, you may have beneficial ownership if you have or share voting or investment power with respect to the securities in the account even if you do not have a current or future financial interest in the account.

As a consequence, you need to pre-clear and report any transaction by any of the aforementioned persons that you would need to report or obtain pre-clearance for if you were engaging in the transaction yourself.

See Appendix A for a more detailed explanation of the concept of Beneficial Ownership.

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WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in SECURITIES that: (i) you directly or indirectly Beneficially Own; or (ii) because of the transaction, you acquire direct or indirect Beneficial Ownership. In addition, you must also report all of your accounts in which any securities may be held for your direct or indirect benefit. (Refer to page 12 for the definition of "Beneficial Ownership.")

DEFINITION OF SECURITY

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Investment Company Act and 202(a)(18) of the Investment Advisers Act of 1940, which is a very BROAD definition. that includes stocks, bonds, investment contracts, options, limited partnerships, foreign unit trusts, closed-end mutual funds, private investment funds, and hedge funds and shares in a fund advised by FMA, specifically the FMA Small Company Fund. Securities transactions must be reported, regardless of type of transaction, i.e., you must report acquisitions and dispositions from stock splits, exercises of options, bequests, etc.

YOU MUST REPORT ALL TRANSACTIONS IN SHARES OF THE FMA SMALL COMPANY PORTFOLIO.
------------------------------------------------------------------------------

WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

o Securities accounts, as well as purchases or sales effected for or Securities held in, any account over which you have no direct or indirect influence or control (e.g., accounts managed for you on a fully discretionary basis-i.e, accounts for which you cannot, either solely or on a shared basis, influence the investment direction);

o Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan;

o    Purchases or sales of any of the following securities:

     -   Direct obligations of the U.S. government;

     - Money market instruments -bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     - Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated open-end mutual funds. (i.e., variable insurance contracts); and

     - Shares issued by money market funds and other open-end mutual funds (including ETF's) that are NOT advised or sub-advised by FMA.

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CERTIFICATIONS

INITIAL CERTIFICATION: All employees will be provided with a copy of the Code and must initially certify to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all the provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code. This certification will be included on the Initial Holdings report.

AMENDMENTS: All employees shall receive any amendments to the Code and must certify to the CCO that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; and (iii) agreed to abide by the Code as amended.

ANNUAL CERTIFICATION: All employees must annually certify to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code. This certification will be included on the Annual Holdings Report.

ANNUAL QUESTIONNAIRE: All employees must initially (within 10 days of employment) and annually thereafter disclose any conflicts of interest or disciplinary matters. A form will be provided for this purpose at the end of each calendar year and will be due to the CCO within 30 days of calendar year end.

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Code of Ethics
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SECTION 5: GIFTS AND ENTERTAINMENT

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. FMA has adopted the following policies:

You may not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving FMA and its Clients, or that others might reasonably believe would influence those decisions.

You may not give or receive any gift or service of "Material Value," or any gratuity or loan to or from a client, prospective client or any person doing or seeking to do business with FMA. "Material Value" includes such items as tickets for theater, musical, sporting or other entertainment events on a recurring basis; and the cost of transportation to and/or lodging in locations outside of Chicago. "Material Value" does not include occasional meals or social gatherings for business purposes; occasional tickets for theater, musical, sporting or other entertainment events conducted for business purposes; or occasional inexpensive non-cash gifts. (e.g., Holiday baskets or turkey, paperweight, photo frame, etc.).

You may not provide or accept entertainment of "Material Value" to or from a client, prospective client or any person doing or seeking to do business with FMA. You may provide or accept business entertainment of reasonable value, if the person providing the entertainment is present.

Please recognize that these are only guidelines and not all-inclusive rules. Each situation requires an analysis of all the facts and circumstances and requires that you use your best judgment. For example, certain Clients such as public funds, ERISA and Taft-Hartley funds are subject to more stringent standards such as by the Department of Labor or state or local governments, and may require a different approach. For Taft-Hartley clients, the Department of Labor ("DOL") has determined that payments of $250 or more to or for the benefit of any one person in any year must be reported to the DOL. You are required to report any such payments, regardless of the amount, to FMA.

Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

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SECTION 6: SPONSORSHIPS AND CHARITABLE DONATIONS

You may not make charitable contributions or sponsor activities of charitable or other organizations (including Clients) on behalf of FMA without the express prior written consent of the applicable department supervisor, as applicable, and at least one of the Managers (Kathryn Vorisek or Robert Carr). You are permitted to sponsor/donate up to $100 without pre-approval in ad hoc situations such as raffle tickets, or silent auctions at client-sponsored events. Payment should be made with the FMA corporate credit card whenever possible. An expense report and receipts must be submitted detailing the business purpose.

FMA does not make political or PAC contributions.

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SECTION 7: SERVICE AS A DIRECTOR & OTHER OUTSIDE ACTIVITIES

In general, you may not engage in outside business or investment activities that might interfere with your duties at FMA or give the impression that you are acting on behalf of FMA when you are not.

You may not serve as a director of a publicly traded company without prior written authorization by two Managers of the firm based upon a determination that such service would be consistent with the interests of FMA and its Clients.

You must receive prior written approval from two of FMA's Managers before entering into outside business affiliations, including directorships of private companies, consulting engagements, or positions with public charities.(3) This is especially applicable to positions on client boards. It is imperative that we maintain our independence in both fact and perception, and that we do not participate in, influence or appear to influence any decisions or actions that favor FMA's interests over those of our Clients.

For all such relationships, FMA requires reporting of any activity that may be regarded as a conflict of interest as soon as you become aware of any such issue.(e.g., participating in consultant selections by any organization) to the Managers and the CCO. Upon such reporting, the Managers and the CCO will determine what, if any, limitations and disclosure requirements relating to the relationship are required. Limitations imposed may include, but are not limited to, prohibition from participating in any aspect of consultant selections, broker selections, or selection of any service provider that has the potential to refer business to FMA or otherwise pose a potential conflict of interest.

You may not hold a registration or license as an independent investment adviser or broker/dealer or agent thereof without the express prior written consent of FMA's Managers.

________________________________________________________________________________
(3) Public charities typically are large in size and receive funding from the general public. They do not include local churches, schools and community organizations or private clubs, which do not present conflict of interest situations and therefore do not require prior written approval.

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SECTION 8: PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

CONFIDENTIAL CLIENT INFORMATION

In the course of its investment advisory activities, FMA gains access to non-public information about its Clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of Clients, advice provided by FMA to Clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to FMA's current or former Clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

POLICY

As a registered investment adviser, FMA must comply with SEC Regulation S-P (or other applicable regulations), which requires registered advisers to adopt policies and procedures to protect the "nonpublic personal information" of natural person consumers and customers and to disclose to such persons policies and procedures for protecting that information. Nonpublic personal information includes nonpublic "personally identifiable financial information" plus any list, description or grouping of customers that is derived from nonpublic personally identifiable financial information. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Fiduciary Management Associates, LLC to clients, and data or analyses derived from such nonpublic personal information. Fiduciary Management Associates, LLC must also comply with the California Financial Information Privacy Act (SB1) if the firm does business with California consumers.

NON-DISCLOSURE OF CONFIDENTIAL CLIENT INFORMATION

FMA maintains safeguards to comply with federal and state standards to guard each client's nonpublic personal information. FMA does not share any nonpublic personal information with any nonaffiliated third parties, except in the following circumstances:

o As necessary to provide the service that the client has requested or authorized, or to maintain and service the client's account;

o As required by regulatory authorities or law enforcement officials who have jurisdiction over FMA, or as otherwise required by any applicable law; and

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o    To the extent reasonably necessary to prevent fraud and unauthorized transactions.

Employees are prohibited, either during or after termination of their employment, from disclosing nonpublic personal information to any person or entity outside FMA, including family members, except under the circumstances described above. An employee is permitted to disclose nonpublic personal information only to such other employees who need to have access to such information to deliver our services to the client.

SECURITY AND DISPOSAL OF CONFIDENTIAL CLIENT INFORMATION

o To the extent practicable, FMA restricts access to nonpublic personal information to those employees who need to know such information to provide services to our clients.
o Any employee who is authorized to have access to nonpublic personal information is required to keep such information in a secure compartment or receptacle on a daily basis as of the close of business each day.
o All electronic or computer files containing such information shall be secured and firewall protected from access by unauthorized persons.
o Any conversations involving nonpublic personal information, if appropriate at all, must be conducted by employees in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.
o Any employee who is authorized to possess Confidential Client Information for a business purpose is required to take reasonable measures to protect against unauthorized access to or use of the information in connection with its disposal.

RESPONSIBILITY

ALL EMPLOYEES are responsible for adhering to these policies and procedures. The Chief Compliance Officer is responsible for reviewing, maintaining and administering these policies and procedures to ensure meeting FMA's client privacy goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. The Chief Compliance Officer may recommend to the Managers any disciplinary or other action as appropriate. The Chief Compliance Officer is also responsible for distributing these policies and procedures to employees and conducting appropriate employee training to ensure employee adherence to these policies and procedures.

PRIVACY NOTICES

FMA will provide each natural person client with initial notice of the firm's current policy when the client relationship is established. FMA shall also provide each such client with a new notice of the firm's current privacy policies at least annually. If FMA shares nonpublic personal information relating to a California consumer with an affiliated company under circumstances not covered by an exception under SB1, the firm will deliver to each affected consumer an opportunity to opt out of such information sharing.


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If, at any time, FMA adopts material changes to its privacy policies, the firm shall provide each such client with a revised notice reflecting the new privacy policies. The Chief Compliance Officer is responsible for ensuring that required notices are distributed to FMA 's consumers and customers.

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Section 9: REVIEW AND ENFORCEMENT OF THE CODE

APPOINTMENT OF A CHIEF COMPLIANCE OFFICER.

FMA shall appoint a Chief Compliance Officer to perform the duties described below. Effective July 18, 2005, Candice Melcher was appointed Chief Compliance Officer.

CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES.

The Chief Compliance Officer ("CCO") shall notify each person who becomes an Access Person and who is required to report under this Code of Ethics of their reporting requirements and shall deliver a copy of this Code of Ethics to such person when they become an Access Person, or upon request. At least annually, the CCO shall identify all Access Persons who are required to file reports pursuant to the Code.

The CCO will review all required reports for compliance with FMA's policies regarding personal securities transactions and applicable SEC rules and regulations. On a quarterly basis, the CCO shall review and compare all reported personal securities transactions with pre-clearance forms submitted during the quarter to determine whether a Code violation may have occurred. The CCO will also compare quarterly reports to year-end reports.

The CCO may initiate inquiries of employees regarding personal securities transactions. Employees are required to cooperate with such inquiries and any monitoring or review procedures employed by FMA. Before determining that a person has violated the Code, the CCO must give the person a reasonable opportunity to supply explanatory material.

No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

The CCO will submit his or her own reports, as may be required, to a member of the Compliance Committee who shall fulfill the duties of the CCO with respect to the CCO's reports.

The CCO will create a written report detailing any approval(s) granted to employees for the acquisition of securities offered in connection with a limited offering/private placement. The report must include the rationale supporting any decision to approve such an acquisition.

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CCO REPORTS OF VIOLATIONS  TO FMA'S MANAGERS AND THE FUND'S CCO

The CCO shall promptly report any "Material"(4) violations of the Code to FMA's Managers and the Compliance Committee. If the CCO finds that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice, the CCO may lodge a written memorandum of such finding and the reasons therefore, and submit the finding in the annual summary indicated below. FMA's Managers shall consider reports made to them hereunder and shall determine what sanctions, if any, should be imposed.

The CCO shall communicate to the Fund CCO's immediate attention:

(i) any Material changes to FMA's compliance policies and procedures, (ii) any Material violations of FMA's-or the Fund's- compliance policies and procedures,
(iii) any SEC review of FMA, including copies of relevant correspondence, (iv) any Material litigation involving FMA, (v) any shareholder complaints or other similar correspondence directed to FMA, (vi) any changes in the ownership structure of FMA, whether or not such changes involve the introduction of new affiliates or constitute a change in control, (vii) any filing of an amended Form ADV and (viii) any other matter involving FMA bearing on compliance of the Fund.

RESOLUTION; SANCTIONS.

In the event any person violates any policy or procedure in this Code, the person may be subject to sanctions, depending on the violation, including but not limited to a reprimand, financial penalty, termination of employment or service agreement, and/or civil or criminal liability. The specific sanction, if any, imposed will be determined on a case-by-case basis by FMA's Managers, in consultation with the Board, if applicable, or counsel, as deemed necessary based upon the nature of the infraction.

________________________________________________________________________________
(4) The term "Material", when used to qualify a requirement for the furnishing of information, limits the information required to those matters as to which an average prudent investor should reasonably be informed. As applied to compliance issues, it means any compliance matter about which the Fund's Board or FMA's Managers would reasonably need to know to oversee compliance.

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ANNUAL WRITTEN REPORTS TO THE FUND'S BOARD OF TRUSTEES AND FMA'S
COMPLIANCE COMMITTEE

At least annually, the CCO will provide written reports to the Funds' Board of Trustees and FMA's Compliance Committee as follows:

ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The CCO may report to the Board or FMA's Compliance Committee more frequently as they deem necessary or appropriate and shall do so as requested by either party.

CERTIFICATION. Each report must be accompanied by a certification to the Board that the Fund and FMA have adopted procedures reasonably necessary to prevent their Access Persons from violating their code of ethics.

In addition, the CCO shall:

o Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

o Promptly furnish to the Board, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

o Promptly report to the Fund and FMA's Managers in writing any material amendments to its code of ethics, along with the certification described above.

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SECTION 10: RECORDKEEPING

FMA will maintain the following records in accordance with Rule 31a-2 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940:

     o A copy of any Code of Ethics adopted by FMA and in effect within the most recent five years;

     o A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports;

     o A record of any material Code violation and of any sanctions taken for a period of five years following the end of the fiscal year in which the violation occurred;

     o A copy of each report made by an Access Person under this Code and submitted to the CCO for a period of five years from the end of the fiscal year in which it is made;

     o A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently or within the last five years was an Access Person, which shall be retained for five years after the individual ceases to be an Access Person.

     o A copy of each annual report provided to the Funds' Board of Trustees which describes any issues arising under the Code of Ethics and certifies that FMA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     o A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired by Access Persons in a limited offering/private placement. IPO or secondary offering for at least five years after the end of the fiscal year in which the approval is granted.

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SECTION 11: MISCELLANEOUS

CONFIDENTIALITY.

All reports and other information submitted pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the U.S. Securities and Exchange Commission and other regulatory agencies and to persons who have a need to know for purposes of administering this Code.

INTERPRETATION OF PROVISIONS.

The Compliance Committee may from time to time adopt such interpretations of this Code as it deems appropriate.

FORM ADV.

FMA will describe its Code of Ethics to Clients in Part II of Form ADV and, upon request, will furnish Clients with a copy of the Code of Ethics.

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              APPENDIX A- BENEFICIAL OWNERSHIP REGULATORY REFERENCE

Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, states that the term "beneficial owner" means, for all relevant purposes, "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the [issuer's] equity securities." The definition revolves around the term "pecuniary interest," which is defined in Rule 16a-1(a)(2)(i) to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

Rule 16a-1(a)(2) makes clear that a pecuniary interest may exist indirectly through another person or entity. That rule and Rule 16a-8 provide precise guidance regarding the application of the definition to several common indirect ownership situations.

Rule 16a-1(a)(2)(ii) defines an "indirect pecuniary interest" to include but not be limited to:

(A) Securities held by members of immediate family (defined in 16a-1(a)(5)(3)) sharing the same household. The term "immediate family" includes any child, stepchild , grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law, and adoptive relationships.

(B) General partner interest or controlling shareholder interest in a portfolio owned by a partnership or corporation AND having investment control.

(C) Performance based fee received by IA, except where calculated over a 1 year or greater period and the security <10% of portfolio;

(D) a person who has right to dividends separable from securities.

(E) a person who has an interest in securities held by a trust; and

(F) the right to acquire securities through exercise or conversion of a derivative security.

Beneficial ownership of securities thus includes not only ownership of securities held by an access person for his or her name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators or trustees (if he or she has both a pecuniary interest and investment control), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a general partner, securities owned by any corporation which he or she should regard as a personal holding corporation or securities held by a revocable trust with respect to which he or she is the settlor, and has or shares investment authority.

Correspondingly, this term would generally exclude securities held by an access person for the benefit of someone else. However, a trustee is deemed to have a pecuniary interest in holdings if at least one beneficiary is a member of trustee's immediate family. Rule 16a-8(b)(2). And a settlor (one who transfers assets into trust) who reserves the


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right to revoke the trust must report holdings and transactions; if settlor does not exercise or share investment control, does not report holdings and transactions. Rule 16a- 8(b)(4).

Ordinarily, this term would not include securities held by executors or administrators of estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death. Generally, a beneficiary, including a beneficiary with a remainder interest, will be deemed to have beneficial ownership if the beneficiary has or shares investment control. Rule 16a-8(b)(3) and 8(c).

Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse or their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

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An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

An access person also is regarded as the beneficial owner of securities held in the name of the spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

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